                                                EXHIBIT (21)

          Subsidiaries of New England Power Company
          -----------------------------------------



                                 State of Incorporation or
  Name of Company                        Organization
  ---------------                -------------------------

  Connecticut Yankee Atomic      Connecticut
    Power Company

  Maine Yankee Atomic            Maine
    Power Company

  Vermont Yankee Nuclear         Vermont
    Power Corporation

  Yankee Atomic Electric Company Massachusetts
